UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 14, 2016 (October 14, 2016)

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

299 Park Avenue 12th Floor	10171
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 19, 2016, Genco Shipping & Trading Limited (the “Company”) and certain of its subsidiaries had entered into waiver agreements with ABN AMRO Capital USA LLC (“ABN AMRO”) in connection with the Loan Agreement dated October 8, 2014 (as amended) among Baltic Hornet Limited as Borrower, ABN AMRO as Agent, and the other parties thereto and the Loan Agreement dated October 8, 2014 (as amended) among Baltic Wasp Limited as Borrower, ABN AMRO as Agent, and the other parties thereto.  On October 14, 2016, such parties entered into additional agreements under which the waivers of collateral maintenance covenants and the maximum leverage ratio covenants were extended from October 15, 2016 to November 15, 2016 at 11:59 p.m., except that the maximum leverage ratio covenant waivers will be void if China Export & Credit Insurance Corporation (“Sinosure”) gives written notice to the agent bank that it does not approve the waivers.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure.

The Company announced today that it has entered into agreements to sell the Genco Sugar, a 1998-built Handysize vessel, and the Genco Pioneer, a 1999-built Handysize vessel, for an aggregate purchase price of $5.1 million.  The sale of each vessel is subject to customary closing conditions in such agreements.  The Company expects the sales of such vessels to be completed during the fourth quarter of 2016.

The information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act except as otherwise stated in such filing.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance.  These forward looking statements are based on management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this report are the Company’s ability to fulfill the closing conditions in the agreements referenced above, the performance by the purchasers of their obligations under such agreements, and other factors listed from time to time in its public filings with the Securities and Exchange Commission including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and its subsequent reports on Form 10-Q and Form 8-K. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: October 14, 2016

By	/s/ Apostolos Zafolias
Apostolos Zafolias
Chief Financial Officer